As filed with the Securities and Exchange Commission on March 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SATELLOGIC INC. (Exact Name of Registrant as Specified in Its Charter)

Delaware (Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1845974 (I.R.S. Employer Identification Number)

210 Delburg Street Davidson, NC 28036 (704) 802-2041

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rick Dunn
Satellogic Inc.
Chief Financial Officer
210 Delburg Street
Davidson, NC 28036
(704) 802-2041

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Zack Davis King & Spalding LLP 1180 Peachtree Street, NE Suite 1600 Atlanta, GA 30309 (404) 572-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑	Smaller reporting company ☑

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 19, 2026

SATELLOGIC INC.

$200,000,000 Aggregate Amount of Shares of Class A Common Stock

This prospectus relates to the offer and sale from time to time, in one or more series or issuance and on the terms to be determined at the time of the offering, by the Company of up to $200,000,000 aggregate amount of shares of Class A Common Stock.

Our registration of the Class A Common Stock covered by this prospectus does not mean that we will issue, offer or sell, any of the shares of Class A Common Stock.

With respect to the Company’s offering of $200,000,000 aggregate amount of our Class A Common Stock, this prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable accompanying prospectus supplement, together with the information incorporated by reference and any related free writing prospectus, before you invest in the securities. We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities we will set forth their names and describe their compensation in the applicable prospectus supplement.

For more detail regarding the securities offered pursuant to this registration statement, please see “Information Related to Offered Securities” and “Plan of Distribution.”

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2026.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
FREQUENTLY USED TERMS	ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
PROSPECTUS SUMMARY	1
INFORMATION RELATED TO OFFERED SECURITIES	4
RISK FACTORS	5
USE OF PROCEEDS	9
DIVIDEND POLICY	10
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	11
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	18
EXPERTS	19
WHERE YOU CAN FIND MORE INFORMATION	20
INCORPORATION BY REFERENCE	21

  ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000 in shares of Class A Common Stock. This prospectus provides you with a general description of our Class A Common Stock that we may offer. To the extent required by applicable law, each time we sell shares of our Class A Common Stock, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying any of the Class A Common Stock being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

We have not authorized any other person to provide you with different or additional information. We do not take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

The Company name, logos and other trademarks and service marks of the Company appearing in this prospectus are the property of the Company. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear in this prospectus may not sum due to rounding.

In this prospectus, “we,” “us,” “our,” the “Company” and “Satellogic Inc.” refer to Satellogic Inc. and its wholly owned subsidiaries.

i

FREQUENTLY USED TERMS

In this prospectus:

“Board” means the board of directors of Satellogic.

“BVI” means the British Virgin Islands.

“Cantor” means Cantor Fitzgerald L.P., a Delaware limited partnership.

“CF&Co.” means Cantor Fitzgerald & Co., a New York general partnership.

“Class A Common Stock” means the class A common stock of the Company, par value $0.0001 per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Satellogic Inc.

“EO” means Earth observation.

“Liberty Investor” means Liberty Strategic Capital (SATL) Holdings, LLC, a Cayman Islands limited liability company and an investment vehicle managed by Liberty 77 Capital L.P.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Satellogic” means Satellogic Inc.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that the Company “believes” and similar statements reflect such parties’ beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements that speak only as of the date hereof. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. Some factors that could cause actual results to differ include:

•

our ability to generate revenue as expected, including due to challenges created by macroeconomic concerns, geopolitical uncertainty (e.g., trade relationships), financial market fluctuations and related factors;

•	our ability to effectively market and sell our EO services and to convert our pipeline of potential contracts into actual revenues;

•	market acceptance of our EO services and our dependence upon our ability to keep pace with the latest technological advances, including those related to artificial intelligence and machine learning;

•	risks related to the Secured Convertible Notes;

•	the potential loss of one or more of our largest customers;

•	the considerable time and expense related to our sales efforts and the length and unpredictability of our sales cycle;

•	risks and uncertainties associated with defense-related contracts;

•	risks related to our pricing structure;

•	our ability to scale production of our satellites as planned;

•	unforeseen risks, challenges and uncertainties related to our expansion into new business lines;

•	our dependence on third parties, including SpaceX, to transport and launch our satellites into space;

•	our reliance on third party vendors and manufacturers to build and provide certain satellite components, products, or services, and the inability of these vendors and manufacturers to meet our needs;

•

our dependence on ground station and cloud-based computing infrastructure operated by third parties for value added services, and any errors, disruption, cybersecurity incidents, performance problems, or failure in their or our operational infrastructure;

•	risks related to certain minimum service requirements in our customer contracts;

•	our ability to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or our ability to successfully integrate acquisitions;

•	competition for EO services;

•	risks related to changes in tax laws and regulations, including the “One Big Beautiful Bill Act;”

•	risks related to changes in trade policy and the related impact on macroeconomic conditions, including further expansions of U.S. export controls and tariffs, as well as related retaliatory actions;

•	challenges with international operations or unexpected changes to the regulatory environment in certain markets;

•	unknown defects or errors in our products;

•	risks related to the capital-intensive nature of our business and our ability to raise adequate capital to finance our business strategies;

•	uncertainties beyond our control related to the production, launch, commissioning, and/or operation of our satellites and related ground systems, software and analytic technologies;

•	the failure of the market for EO services to achieve the growth potential we expect;

•	risks related to our satellites and related equipment becoming impaired;

•	risks related to the failure of our satellites to operate as intended;

•	production and launch delays, launch failures, and damage or destruction to our satellites during launch;

•	significant risks and uncertainties related to our insurance that may not be covered by insurance;

•

the impact of natural disasters, unusual or prolonged unfavorable weather conditions, epidemic outbreaks, terrorist acts and geopolitical events (including the new conflicts in Iran and the Middle East) on our business and satellite launch schedules;

•	risks related to our ability to protect our intellectual property critical to the design and function of our satellites and our EO services; and

•	the anticipated benefits of our Domestication (as defined below) may not materialize

Risks, uncertainties and events may cause actual results to differ materially from the expectations described in our forward-looking statements. The above list of factors is not exhaustive. Other important factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or in other reports which we from time to time file with the SEC.

v

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus and any applicable prospectus supplement, together with the information incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward- Looking Statements ‘‘for more information. Unless the context otherwise requires, in this prospectus, the terms “the Company,” “Satellogic,” “we,” “us” and “our” refer to Satellogic Inc.

Our Company

Satellogic’s mission is to democratize access to geospatial data through its information platform of high-resolution images to help solve the world’s most pressing problems including climate change, energy supply, and food security. Using its patented Earth imaging technology, Satellogic seeks to unlock the power of EO to deliver high-quality, planetary insights at unparalleled value. With more than a decade of experience in space and over 150 years of flight heritage, Satellogic has proven technology and a strong track record of delivering satellites to orbit and high-resolution data to customers at the right price point. We believe our unmatched capacity and scale, our cost leadership and technical superiority, and our non-ITAR (International Traffic in Arms Regulations) design provides us with key competitive advantages.

Founded in 2010 by Emiliano Kargieman and Gerardo Richarte, Satellogic is a vertically integrated Earth observation company that designs, manufactures, and operates satellite systems, delivering decision-grade insights at scale to government and commercial customers. Through an end-to-end production and operations model, Satellogic provides governments with flexible options across their journey toward sovereign Earth observation. From access to high-frequency imagery and managed space systems to full satellite ownership, to supporting autonomous data availability and long-term technological independence.

This integrated approach enables Satellogic to deploy satellites on predictable timelines and operate with capacity to support persistent coverage across large portfolios of sites. Satellogic enables continuous monitoring and alert-driven workflows that help defense and intelligence (“D&I”) agencies, civil governments, and commercial operators move from reactive tasking to proactive decision-making, providing mission-critical data when it is needed.

Unmatched Capacity and Scale

Today’s EO data market is supply-constrained with customers demanding more data at lower costs. With 17 operational satellites and two satellites in commissioning as of December 31, 2025, we have one of the largest high-resolution constellations commercially available with the ability to significantly leverage existing, in-orbit capabilities as capacity and cost champions.

Radical Cost Leadership and Technical Superiority

We produce and launch our satellites for a fraction of the cost of our competitors, which is achieved through our vertical integration, in-house manufacturing and an AI-First design philosophy optimized for low mass and rapid production. We design the core components that go into developing and manufacturing our satellites to be mission specific. We manufacture many of our components, but we also partner with third parties to manufacture certain other components to our design specifications. We assemble, integrate and test the components and satellites in our facilities located in a free-trade zone in Montevideo, Uruguay. Additionally, our patent-protected camera design allows us to capture approximately 10x more imagery than our competitors. Our superior capture capacity, coupled with our radical cost leadership, results in industry-leading unit economics. When taken together with the resolution and frequency we are able to deliver, we believe Satellogic is uniquely positioned to drive a meaningful expansion of today’s EO market with persistent monitoring and actionable data.

Non-ITAR Design

We are a U.S.-incorporated company operating without the heavy burden of export controls based on our non-ITAR design and our principal manufacturing location in Montevideo, Uruguay. This allows us to provide unique, disruptively-priced sovereign and defense solutions rapidly with technology and knowledge transfer resulting in local manufacturing capabilities and in-orbit flight heritage.

Our Strategy

Our strategy is focused along two distinct business lines: Data & Analytics, including tasking and archived data, Aleph Observer and Constellation as a Service (“CaaS”), and Space Systems. These two business lines will allow us to serve the existing EO market and begin to democratize access to a host of new EO customers.

We expect that the Data & Analytics business will continue to represent our most predictable revenue stream, and we anticipate that it will be a primary driver of the business going forward alongside Space Systems.

Our newest product, Aleph Observer, represents a shift in how Earth observation is procured and used. Rather than relying on episodic tasking and best-effort imagery delivery, it enables ongoing monitoring of hundreds of sites daily in a customer’s area of interest, with predictable delivery over time. This allows teams to detect and assess change without repeated tasking, helping reduce operational friction and increase confidence in what was observed and what was not. Aleph Observer will also be a foundational platform within our Data & Analytics business as Merlin, our AI-First constellation, comes online unlocking the ability to go from monitoring hundreds of sites to an unlimited number, potentially millions of sites daily in very high-resolution, constituting a true AI-powered platform for persistent geospatial intelligence at a global scale. By featuring built-in analytics, the Aleph Observer platform allows users to quickly evaluate large volumes of catalogued imagery, triage and summarize changes over time, prioritize analysts’ workflows and create a historical record and an essential training ground for AI models to power the next generation of geospatial intelligence. We believe this evolution will enable government and defense customers to shift from reactive monitoring to proactive intelligence in identifying emerging threats, while simultaneously providing commercial enterprises with a scalable, cost-effective foundational data layer that replaces traditional, comparatively expensive alternative data sources.

Merlin, our AI-First constellation, is expected to launch its first satellite in the fourth quarter of 2026, and be fully operational in the first half of 2027. With Merlin, which is fully funded by existing customer contracts, we expect to leverage AI-powered, on-orbit analytics to deliver near real-time alerts and, through inter-satellite links, task the rest of Satellogic’s constellation to deliver a completely integrated, very high-resolution global broad area monitoring to enterprise and national security customers. In particular, we expect government and D&I customers of our Aleph Observer site monitoring product to be able to extend their monitoring capacity from hundreds of sites per day to an unlimited number of sites, completing the shift from reactive monitoring to proactive intelligence, enabling the identification of emerging threats and anticipating future events, while enterprise customers will be provided foundational data intelligence for their specific use cases where alternative sources of data are currently being used that are difficult to scale and comparatively expensive.

As the capacity and cost champions for high resolution imagery, we offer our customers flexible monitoring and multiple captures per day at low latency. Supported by patented intellectual property and vertical integration, we believe our integrated data & analytics service represents a disruptive solution driven by radical unit economics that creates a considerable competitive moat. With the capabilities and capacity we have in orbit today, we can support a growing number of customers around the world.

Our Space Systems business offers unique solutions to sovereign customers or local partners with their own EO capabilities and in-orbit flight heritage at a disruptive price by leveraging our vertical integration and non-ITAR design. With rapid technology and knowledge transfer, as quickly as three to five months, our customers own, assemble and integrate their own satellites with operational support provided by us in their local AIT (Assembly Integration and Test) facility. We anticipate our Data & Analytics line of business will augment the capabilities of many of the Space Systems customers.

Recent Developments

On January 26, 2026, the Company entered into a definitive securities purchase agreement with a single institutional investment manager in connection with a registered direct offering of 7,399,578 shares of the Company’s Class A Common Stock at an effective purchase price of approximately $4.73 per share.

The gross proceeds to the Company from the offering were approximately $35 million, before deducting placement agent fees and other estimated offering expenses payable by the Company. All of the shares were sold by the Company pursuant to an existing shelf registration statement on Form S-3 (Registration No. 333-283719). The offering closed on January 27, 2026.

Implications of Being an “Emerging Growth Company”

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●

not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek stockholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934 (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Corporate Information

We were incorporated under the laws of the BVI on June 29, 2021. On March 26, 2025, we completed our domestication, pursuant to which we domesticated as a corporation incorporated under the laws of the State of Delaware and discontinued as a business company with limited liability incorporated under the laws of the BVI (the “Domestication”). Our principal executive office is located at 210 Delburg Street, Davidson, NC 28036. Our telephone number is (704) 802-2041. Our principal website address is www.satellogic.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it a part of this prospectus.

INFORMATION RELATED TO OFFERED SECURITIES

This prospectus relates to the offer and sale from time to time, in one or more series, or issuances and on the terms to be determined at the time of the offering, by the Company of up to $200,000,000 aggregate amount of shares of Class A Common Stock.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, under the caption “Risk Factors,” in any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” or in our Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of one or more of the events or circumstances described in such filings, alone or in combination with other events or circumstances, may cause you to lose all or a part of your investment in the offered securities. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

The market price of our Class A Common Stock has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

Fluctuations in the price of our Class A Common Stock could contribute to the loss of all or part of your investment. The trading price of our Class A Common Stock has been, and may continue to be, volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our Class A Common Stock, and shares of our Class A Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Class A Common Stock may not recover and may experience a further decline.

Factors affecting the trading price of our Class A Common Stock may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about our operating results;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	“short squeezes”;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Class A Common Stock available for public sale;

●	any major change to our Board or management;

●	sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Class A Common Stock, may not be predictable. A loss of investor confidence in the market for our Class A Common Stock and the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Class A Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Content available in public media that is published by third parties, including blogs, posts, articles, message boards and social and other media, may include statements not attributable to us and may not be reliable or accurate.

We have received, and may continue to receive, media coverage that is published or otherwise disseminated by third parties, including blogs, posts, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our officers or associates. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in determining whether to purchase our Class A Common Stock. Information or other media provided by third parties may not be reliable or accurate and could materially impact the trading price of our Class A Common Stock which could cause stockholders to lose their investments.

The sale of a substantial number of shares of our Class A Common Stock or other securities, or the perception that such sales could occur, could cause the market price of our Class A Common Stock to decline.

The market price of our Class A Common Stock could decline as a result of sales of a large number of shares in the market or the perception that these sales could occur. These sales, or the possibility of these sales, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

We have recently completed several capital raises to fund our operations and constellation expansion, which have resulted in significant dilution to existing stockholders, including:

●	a registered direct offering of Class A Common Stock that generated gross proceeds of approximately $35 million in January 2026;

●	an underwritten public offering of Class A Common Stock in October 2025 that generated gross proceeds of approximately $90 million; and

●	a registered direct offering of Class A Common Stock in April 2025 that generated gross proceeds of approximately $20 million.

We have also filed registration statements with the SEC registering the resale of up to 25,000,000 shares of Class A Common Stock issuable upon the conversion of our Secured Convertible Notes. All of these shares currently remain unsold but represent a significant potential for future dilution.

Additionally, we maintained an effective shelf registration statement for the sale of up to an aggregate of $150,000,000 of Class A Common Stock to allow us to conduct future offerings as capital needs arise. As of the date of this prospectus supplement, this shelf registration statement has been fully utilized.

The issuance or resale, or the expected or potential issuance or resale, of a substantial number of shares of our Class A Common Stock—whether through the conversion of existing debt or future opportunistic capital raises—could adversely affect the market price for our Class A Common Stock and make it more difficult for you to sell your shares at times and prices that you feel are appropriate.

Any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our Class A Common Stock and may result in dilution of owners of our Class A Common Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred stock (if any), and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our Class A Common Stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our Class A Common Stock, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our Class A Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our Class A Common Stock bear the risk of our future offerings reducing the market price of our Class A Common Stock and diluting their ownership interest in us.

Because there are no current plans to pay cash dividends on shares of Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your shares of Common Stock at a price greater than what you paid for them.

The Company currently expects to retain all future earnings for use in the operation and expansion of its business and does not plan to pay any dividends on its Common Stock in the near future. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. As a result, you may not receive any return on an investment in the shares of Common Stock unless you sell such shares for a price greater than that which you paid for it.

Certain provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove members of our Board or current management and may adversely affect the market price of our common stock.

Following the Domestication, our Delaware certificate of incorporation and bylaws contain certain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of our Board or take other corporate actions, including effecting changes in our management. These provisions include:

●	a classified Board with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our Board;

●

the ability of our Board to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●

the exclusive right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board;

●	a prohibition on stockholder action by written consent (unless unanimous), which may force stockholder action to be taken at an annual or special meeting of our stockholders;

●

the requirement that a special meeting of stockholders may be called only by or at the direction of the Board, acting pursuant to a resolution adopted by the affirmative vote the majority of the total number of directors then in office, or by the chairperson of the Board (who is required to call such meeting whenever requested in writing by stockholders representing at least 30% of the voting power of the outstanding voting stock), which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●

the ability of our Board, by majority vote, to amend our bylaws, which may allow our Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our bylaws to facilitate an unsolicited takeover attempt;

●

advance notice procedures with which stockholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us; and

●

while we have opted out of Section 203 of the DGCL, our Delaware certificate of incorporation includes a prohibition on engaging in any business combination (as defined in our Delaware certificate of incorporation) with an “interested stockholder” for a period of three years subsequent to the time that the stockholder became an interested stockholder, unless (1) prior to such time, the Board approves the business combination or the transaction in which the stockholder became an interested stockholder, (2) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions), or (3) at or after the person becomes an interested stockholder, the business combination is approved by the Board and authorized by a vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder (our Delaware certificate of incorporation provides that the Liberty Investor, Cantor Fitzgerald L.P. and Emiliano Kargieman and any of their respective affiliates and associates will not constitute “interested stockholders” for purposes of these provisions).

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

Any provision of the Company’s governing documents or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of Class A Common Stock and could also affect the price that some investors are willing to pay for shares of Class A Common Stock.

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock and future acquisitions and strategic investment opportunities. Unless we state otherwise in an applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends and has no plan to declare or pay any dividends on its Class A Common Stock in the foreseeable future. The Company currently intends to retain any earnings for future operations and expansion of its business. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financing condition, applicable law and contractual restrictions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax consequences for U.S. holders and non-U.S. holders (each as defined below) relating to the acquisition, ownership and disposition of Class A Common Stock. This discussion addresses only those holders that hold their Class A Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding Class A Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;

●	banks, insurance companies and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	tax-exempt organizations or governmental organizations;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Common Stock being taken into account in an applicable financial statement;

●	U.S. holders whose functional currency is not the U.S. dollar;

●	holders actually, or through attribution, owning 5% or more (by vote or value) of the Class A Common Stock;

●	regulated investment companies or real estate investment trusts;

●	partnerships, S corporations or other pass-through entities or their partners, stockholders or other beneficial owners;

●	qualified retirement plans, individual retirement accounts or other tax-deferred accounts; and

●	“qualified foreign pension funds,” as defined in Section 897(1)(2) of the Code, and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement is treated as a partnership for U.S. federal income tax purposes, the tax treatment of the persons treated as partners will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) and the persons treated as partners in such partnerships (or such other entities or arrangements) should consult their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Class A Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States,

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia,

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or

●

an entity treated as a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) was in existence on August 20, 1996 and has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Also, for purposes of this discussion, a “non-U.S. holder” is any beneficial owner of Class A Common Stock who or that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws (such as estate or gift tax laws) or any state, local or non-U.S. tax laws.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

Dividends and Other Distributions on Class A Common Stock

As described in “—Dividend Policy” above, we have no plan to declare or pay any dividends on our Class A Common Stock in the foreseeable future. Distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on Class A Common Stock will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described below under the heading “-Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

Dividends paid to a U.S. holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at reduced rates accorded to long-term capital gains.

Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

Upon any sale, exchange or other taxable disposition of Class A Common Stock, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. holder’s adjusted tax basis in such Class A Common Stock. Any gain or loss recognized on the sale, exchange or other taxable disposition of Class A Common Stock generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such Class A Common Stock exceeds one year. Long-term capital gain realized by a non-corporate U.S. holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Information Reporting, Backup Withholding and Additional Reporting Requirements

Distributions with respect to Class A Common Stock and proceeds from the sale, exchange or redemption of Class A Common Stock may be subject to information reporting filed with the IRS unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s federal income tax liability provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Dividends and Other Distributions on Class A Common Stock

In general, a non-U.S. holder that receives any distributions on Class A Common Stock that constitute dividends for U.S. federal income tax purposes (determined in the manner described above under “-U.S. Holders-Dividends and Other Distributions on Class A Common Stock”) will be subject to U.S. withholding tax at a 30% rate, unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States or the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its Class A Common Stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of Class A Common Stock, which will be treated as described below under the section entitled “- Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock”. In addition, if Satellogic determines that it is likely to be classified as a “United States real property holding corporation” (see the section entitled “- Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below), the applicable withholding agent may withhold fifteen (15%) of any distribution that exceeds Satellogic’s current and accumulated earnings and profits.

The withholding tax described above generally does not apply to dividends paid to a non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Sale, Taxable Exchange or other Taxable Disposition of Class A Common Stock

Subject to the discussion below concerning backup withholding, non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Class A Common Stock, unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non- U.S. holder maintains a permanent establishment or fixed place of business in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●

Satellogic is or has been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the Class A Common Stock being disposed of.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes and the remainder of this discussion assumes that we are not, and will not become, a USRPHC. However, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, as long as Class A Common Stock is “regularly traded” on an established securities market, a non-US holder that has not owned (directly, indirectly or under applicable constructive ownership rules) more than 5% of the Class A Common Stock at any time during the shorter of the five-year period preceding the disposition of, or its holding period for, the Class A Common Stock generally will not be subject to U.S. federal income tax or withholding tax on the disposition. However, no assurance can be provided that Class A Common Stock will be considered to be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. holders should consult their tax advisors regarding the potential U.S. federal income tax consequences to them if we were to become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Distributions on Class A Common Stock and amounts received with respect to the sale or other disposition of Class A Common Stock will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns may be filed with the IRS in connection with any payments of dividends on Class A Common Stock paid to the non-U.S. holder or amounts received with respect to the sale or other disposition of Class A Common Stock by the non-U.S. holder, regardless of whether any tax was actually withheld.

Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of U.S.-source dividends to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Thirty percent (30%) withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations. Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of Class A Common Stock.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF CLASS A COMMON STOCK INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

We may use any one or more of the following methods when selling the securities offered hereby:

●	directly to investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	in “at-the-market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

●	through forward or other derivative transactions relating to the securities being registered hereunder;

●	through a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

A prospectus supplement will, where applicable:

●	describe the terms of the offering;

●	identify any such underwriter, dealer or agent;

●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

●	describe the purchase price or the public offering price of the securities;

●	identify the amounts underwritten; and

●	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Any Class A Common Stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

With respect to any at-the-market offering, we may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in an applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against our contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in an applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of the Class A Common Stock has been passed upon by King & Spalding LLP, Atlanta, GA, counsel to the Company.

EXPERTS

The consolidated financial statements of Satellogic Inc. appearing in Satellogic Inc.'s Annual Report (Form 10-K) for the years ended December 31, 2025 and 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file current, annual and periodic reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.satellogic.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 19, 2026;

●	Our Current Reports on Form 8-K, filed with the SEC on January 12, 2026, January 27, 2026 and March 9, 2026; and

●

The description of our securities contained in our registration statement on Form 8-A, dated March 26, 2025, filed with the SEC on March 26, 2025 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus but prior to the termination of each offering of securities covered by this prospectus is completed.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document (a post-effective amendment to the registration statement of which this prospectus forms a part, or a prospectus supplement to this prospectus) that we may file with the SEC may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Satellogic Inc.
Attn: Investor Relations

210 Delburg Street
Davidson, NC 28036

(704) 802-2041

You may also obtain information about us by visiting our website at www.satellogic.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$27,620.00
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*

* These fees and expenses depend on the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of officers and directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for directors, under Section 174 of the DGCL, (d) for any transaction from which the director or officer derived an improper personal benefit or (e) for officers, in any action by or in the right of the Corporation.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Our certificate of incorporation provides that no director or officer of Satellogic shall be liable to Satellogic or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. This provision in the certificate of incorporation does not eliminate the directors’ and officers’ fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director and officer will be subject to liability (a) for breach of the director’s or officer’s duty of loyalty to Satellogic, (b) for acts or omissions not in good faith or involving intentional misconduct or, knowing violations of law, (c) for directors, under Section 174 of the DGCL, (d) for actions leading to improper personal benefit to the director or officer, and (e) for officers, in any action by or in the right of Satellogic. The provision also does not affect a director’s or officer’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws also provide that Satellogic shall indemnify its officers, directors and employees to the fullest extent possible except as prohibited by the DGCL.

Item 16. Exhibits.

(a)         Exhibits

Exhibit No.	Description
3.1	Certificate of Domestication of Satellogic Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 26, 2025)
3.2	Certificate of Incorporation of Satellogic Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 26, 2025)
3.3	Bylaws of Satellogic Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on March 26, 2025)
4.1	Description of Registrant’s Securities (incorporated by reference to the Company’s Form 8-A filed March 26, 2025)
5.1*	Opinion of King & Spalding LLP
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2*	Consent of King & Spalding LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to the initial filing of the registration statement)
107*	Calculation of Filing Fees Table
*	Filed herewith.

Item 10. Undertakings.

(a)         The undersigned hereby undertakes:

(1)         to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)         to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)         that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)         if the registrant is relying on Rule 430B:

(A)         each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(ii)         if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)         that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Davidson, North Carolina on March 19, 2026.

SATELLOGIC INC.

By:	/s/ Rick Dunn
Name:	Rick Dunn
Title:	Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

Each of the undersigned individuals hereby severally constitutes and appoints Emiliano Kargieman and Rick Dunn each as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Emiliano Kargieman	Chief Executive Officer and Director	March 19, 2026
Emiliano Kargieman	(Principal Executive Officer)

/s/ Rick Dunn	Chief Financial Officer	March 19, 2026
Rick Dunn	(Principal Financial and Accounting Officer)

/s/ Steven Mnuchin	Chairman of the Board	March 19, 2026
Steven Mnuchin

/s/ General Joseph F. Dunford Jr.	Director	March 19, 2026
General Joseph F. Dunford Jr.

/s/ Kelly Kennedy	Director	March 19, 2026
Kelly Kennedy

/s/ Tom Killalea	Director	March 19, 2026
Tom Killalea

/s/ Ted Wang	Director	March 19, 2026
Ted Wang

/s/ Miguel Gutiérrez	Director	March 19, 2026
Miguel Gutiérrez